UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 2)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

8i ACQUISITION 2 CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibits required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

8I ACQUISITION 2 CORP.

6 Eu Tong Sen Street

#08-13 Singapore 059817

Tel: +65-6788 0388

To 8i Acquisition 2 Corp. Shareholders:

As you know, 8i Acquisition 2 Corp. (“8i” or the “Company”) is holding a special meeting of the shareholders at 10:00 a.m., Eastern time, on November 10, 2022 in a virtual meeting format exclusively via teleconference (the “Meeting”). On or about October 17, 2022, 8i mailed to you a proxy statement and a proxy card (the “Definitive Proxy Statement”), and on November 7, 2022, the Company filed with the Securities and Exchange Commission a proxy supplement no. 1 (the “First Supplement”) to the Definitive Proxy Statement, asking you to consider and vote upon the following proposals at the Meeting (capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Definitive Proxy Statement):

● Proposal 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the transactions contemplated under the Share Purchase Agreement dated as of April 11, 2022, as amended on May 30, June 10, and September 7, 2022, by and among 8i, EUDA, Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”) (such transactions contemplated under the Share Purchase Agreement, the “Share Purchase” or “Business Combination,” and such proposal, the “Business Combination Proposal”);

● Proposal 2 — The Charter Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the proposed change of the name of the Company from “8i Acquisition 2 Corp.” to “EUDA Health Holdings Limited” and the adoption of the proposed Amended and Restated Memorandum and Articles of Association of 8i, a copy of which is attached to the Definitive Proxy Statement as Annex B (the “Proposed Charter,” and such proposal, the “Charter Proposal”), to among other things reflect the change of name of the Company from “8i Acquisition 2 Corp.” to “EUDA Health Holdings Limited”;

● Proposal 3 — The Nasdaq Proposal — to consider and vote upon a proposal to approve the issuance of more than 20% of the issued and outstanding Ordinary Shares in connection with the terms of the Share Purchase Agreement, which will result in a change of control, as required by Nasdaq Listing Rule 5635(a) and (b) (we refer to this proposal as the “Nasdaq Proposal”);

● Proposal 4 — The Directors Proposal — to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination, Wei Wen Kelvin Chen, Thien Su Gerald Lim, David Francis Capes, Alfred Lim and Kim Hing Chan to serve on the Combined Company Board of Directors (we refer to this proposal as the “Directors Proposal”); and

● Proposal 5 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal or the Directors Proposal (we refer to this proposal as the “Adjournment Proposal”).

This supplement contains additional information that supplements the Definitive Proxy Statement and the First Supplement. 8i urges you to read this supplement, together with the Definitive Proxy Statement and the First Supplement regarding the proposed transactions contemplated by the Share Purchase Agreement, carefully and in their entireties.

8i is providing this supplement to provide information about a prepaid forward purchase transaction (the “Prepaid Forward Transaction”) contemplated by that certain Prepaid Forward Agreement entered into by and among 8i, EUDA and certain institutional investor (“Seller”), dated November 9, 2022 (the “Prepaid Forward Agreement”).

Your vote is important. Please vote your shares promptly. Whether or not you plan to participate in the Meeting, please submit your proxy card without delay. Shareholders may revoke proxies at any time before they are voted at the Meeting. Voting by proxy will not prevent a shareholder from voting during the Meeting if such shareholder subsequently chooses to participate in the Meeting via teleconference. If you want to vote at the Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Advantage Proxy via email to KSmith@advantageproxy.com. Votes will not be accepted over the phone during the Meeting. If you have already submitted your proxy card and do not wish to change your vote, there is no need to submit another proxy card in response to this supplement to the Definitive Proxy Statement and the First Supplement.

Sincerely,

/s/ Meng Dong (James) Tan
Meng Dong (James) Tan
Chief Executive Officer and Chairman of the Board
8i Acquisition 2 Corp.
November 9, 2022

SUPPLEMENT NO. 2 DATED NOVEMBER 9, 2022

TO

PROXY STATEMENT

DATED OCTOBER 13, 2022

8I ACQUISITION 2 CORP.

6 Eu Tong Sen Street

#08-13 Singapore 059817

Tel: +65-6788 0388

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 10, 2022

The following information supplements, and should be read in conjunction with, the definitive proxy statement of 8i Acquisition 2 Corp. (“8i” or the “Company”) dated October 13, 2022 (the “Definitive Proxy Statement”) and a proxy supplement dated November 7, 2022 (the “First Supplement”) relating to the proposed transactions contemplated by the Share Purchase Agreement dated as of April 11, 2022, as amended on May 30, June 10, and September 7, 2022, by and among 8i, EUDA, Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”) (such transactions contemplated under the Share Purchase Agreement, the “Share Purchase” or “Business Combination”).

8i is providing this supplement to provide information about a prepaid forward purchase transaction (the “Prepaid Forward Transaction”) contemplated by that certain Prepaid Forward Agreement entered into by and among 8i, EUDA and certain institutional investor (“Seller”), dated November 9, 2022 (the “Prepaid Forward Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Definitive Proxy Statement.

The Definitive Proxy Statement is amended and supplemented on page 21 by adding the following to the end of the “Forward Purchase Agreement” section of the Definitive Proxy Statement (as revised by the First Supplement).

On November 9, 2022, 8i and Greentree entered into a Termination Agreement terminating the Forward Purchase Agreement.

The Definitive Proxy Statement is amended and supplemented on page 21 by adding the following to the “SUMMARY OF THE PROXY STATEMENT – Other Agreements Relating to the Business Combination” section of the Definitive Proxy Statement.

Prepaid Forward Agreement

On November 9, 2022, 8i, EUDA and certain institutional investor (the “Seller”) entered into an agreement (the “Prepaid Forward Agreement”) for an equity prepaid forward transaction (the “Prepaid Forward Transaction”). Pursuant to the terms of the Prepaid Forward Agreement, Seller may (i) purchase through a broker in the open market, from holders of Shares (as defined below) other than the Company or affiliates thereof, 8i’s Ordinary Shares, no par value, (the “Shares”), or (ii) reverse Seller’s prior exercise of redemption rights as to Shares in connection with the Business Combination (all such purchased or reversed Shares, the “Recycled Shares”). While Seller has no obligation to purchase any Shares under the Prepaid Forward Agreement, the aggregate total Recycled Shares that may be purchased or reversed under the Prepaid Forward Agreement shall be no more than 1,400,000 shares (the “Maximum Number of Shares”). The number of Recycled Shares that are actually purchased or reversed under the Prepaid Forward Agreement is referred to as the “Number of Shares”. Seller has agreed to hold the Recycled Shares, for the benefit of (a) 8i until the closing of the Business Combination (the “Closing”) and (b) EUDA after the Closing (each a “Counterparty”). Seller also may not beneficially own greater than 9.9% of issued and outstanding Shares following the Business Combination.

The Prepaid Forward Agreement provides that Seller shall be paid directly, out of the funds held in 8i’s Trust Account, a cash amount (the “Prepayment Amount”) a cash amount equal to (i) the Number of Shares underlying the Transaction as set forth in the Seller’s notice, multiplied by (ii) the per share redemption price (the “Redemption Price”) to be paid for redeemed shares in connection with the shareholders’ vote on the Business Combination.

In addition to the Prepayment Amount, Seller shall be paid directly from the Trust Account an amount equal to the product of 100,000 multiplied by the Redemption Price for the purpose of repayment of Seller purchasing in the open market prior to Closing, 100,000 Shares (the “Additional Purchased Shares”), which Shares shall not be included in the Number of Shares under the Prepaid Forward Agreement.

Seller may in its discretion sell Recycled Shares that Seller purchases, the effect of which is to terminate the Prepaid Forward Agreement in respect of such Recycled Shares sold (the “Terminated Shares”). The Counterparty shall be entitled to receive proceeds from such sales of Terminated Shares equal to the product of (x) the number of Terminated Shares multiplied by (y) the Reset Price. Following the Closing, the “Reset Price” will initially be $10.00 per Share, but will be adjusted on each of the first and eleventh scheduled trading day of each calendar month (each a “Reset Date”) commencing immediately following the Closing of the Business Combination to the lowest of (a) the then-current Reset Price, (b) $10.00 and (c) the greater of (x) $5.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and (y) the quotient of (I) the sum of the daily VWAP of the Shares of the Counterparty on each scheduled trading day during the ten scheduled trading day period ending, and including, the scheduled trading day immediately preceding the applicable Reset Date, divided by (II) ten (10); provided, however, that to the extent Counterparty sells, enters any agreement to sell or grants any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Shares or any securities of Counterparty or any of their respective subsidiaries which would entitle the holder thereof to acquire at any time Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares, at an effective price per share less than the then existing Reset Price, then the Reset Price shall be adjusted to equal such reduced price.

The maturity date of the Transaction (the “Maturity Date”) will be the earliest to occur of (a) the first anniversary of the Closing and (b) the date specified by Seller in a written notice to be delivered at Seller’s discretion (not earlier than the day such notice is effective) after any occurrence wherein during any 30 consecutive trading-day period, the dollar volume-weighted average price (the “VWAP Price”) of the Shares for 20 trading days is less than $3.00 per Share (a “VWAP Trigger Event”). Upon the occurrence of the Maturity Date, Counterparty is obligated to pay to Seller an amount equal to the product of (a) (x) the number of Recycled Shares less (y) the number of Terminated Shares multiplied by (b) $2.50 (the “Maturity Consideration”). The Maturity Consideration shall be payable by Counterparty, in cash or, at the option of Counterparty, Shares based on the daily VWAP Price over 30 trading days ending on (i) the Maturity Date to the extent the Shares used to pay the Maturity Consideration are freely tradable by Seller, or (ii) if not freely tradeable by Seller, one (1) trading day prior to the date on which the resale registration statement registering the Shares used to pay the Maturity Consideration becomes effective under the Securities Act. If Counterparty pays the Maturity Consideration in Shares, then Counterparty shall pay the Maturity Consideration on a net basis such that Seller retains a Number of Shares due to Counterparty upon the Maturity Date equal to the number of Maturity Consideration Shares payable to Seller, only to the extent the Number of Shares due to Counterparty upon the Maturity Date are equal to or more than the number of Maturity Consideration Shares payable to Seller, with any Maturity Consideration remaining due to be paid to Seller in newly issued Shares (such newly issued Shares, the “Excess Shares”). If Excess Shares issued as Maturity Consideration shall equate to 20% or more of the Counterparty’s outstanding Shares, then the Counterparty shall use reasonable efforts to obtain shareholder approval for the issuance of such Excess Shares to the extent required by the Exchange on which the Shares are then listed on or prior to the Maturity Date (the “Shareholder Approval”). If at the Maturity Date, (i) the number of Excess Shares equates to 20% or more of the Counterparty’s outstanding Shares, (ii) Shareholder Approval is required by the Exchange on which the Shares are then listed and (iii) the Counterparty fails to obtain the Shareholder Approval on or prior to the Maturity Date, then the Counterparty will pay such portion of the Merger Consideration that would have otherwise corresponded to the Excess Shares to Seller in cash. In addition to the Maturity Consideration, at Maturity Date, Seller will be entitled to retain a cash amount equal to the product of (y) the Number of Shares remaining in the Transaction multiplied by (z) the Redemption Price, and Seller will deliver to Buyer the Number of Shares that remain in the Transaction.

A break-up fee equal to (i) all of Seller’s actual out-of-pocket reasonable fees, costs and expenses relating to the Transaction (without a cap) plus (ii) $1,000,000 (collectively, the “Break-up Fee”) shall be payable, jointly and severally, by the Counterparty and EUDA to the Seller in the event (a) the Prepaid Purchase Agreement or the Transaction is terminated by either the Counterparty or EUDA, or (b) upon any Additional Termination Event (as defined in the Prepaid Forward Agreement), except where the Additional Termination Event occurred solely as a result of a failure of Seller to purchase the Maximum Number of Shares or a material breach of Seller’s obligations.

The Seller does not possess any redemption rights in respect of the Recycled Shares. In addition, the Seller may freely transfer or assign its rights under the Prepaid Forward Agreement.

The Definitive Proxy Statement is amended and supplemented on page 83 by adding the following to the end of the “Forward Purchase Agreement” section of the Definitive Proxy Statement (as revised by the First Supplement).

On November 9, 2022, 8i and Greentree entered into a Termination Agreement terminating the Forward Purchase Agreement.

The Definitive Proxy Statement is amended and supplemented on page 83 by adding the following to the “Proposal No. 1 – The Business Combination Proposal – Ancillary Agreements to the SPA” section of the Definitive Proxy Statement:

Prepaid Forward Agreement

On November 9, 2022, 8i, EUDA and certain institutional investor (the “Seller”) entered into an agreement (the “Prepaid Forward Agreement”) for an equity prepaid forward transaction (the “Prepaid Forward Transaction”). Pursuant to the terms of the Prepaid Forward Agreement, Seller may (i) purchase through a broker in the open market, from holders of Shares (as defined below) other than the Company or affiliates thereof, 8i’s Ordinary Shares, no par value, (the “Shares”), or (ii) reverse Seller’s prior exercise of redemption rights as to Shares in connection with the Business Combination (all such purchased or reversed Shares, the “Recycled Shares”). While Seller has no obligation to purchase any Shares under the Prepaid Forward Agreement, the aggregate total Recycled Shares that may be purchased or reversed under the Prepaid Forward Agreement shall be no more than 1,400,000 shares (the “Maximum Number of Shares”). The number of Recycled Shares that are actually purchased or reversed under the Prepaid Forward Agreement is referred to as the “Number of Shares”. Seller has agreed to hold the Recycled Shares for the benefit of (a) 8i until the closing of the Business Combination (the “Closing”) and (b) EUDA after the Closing (each a “Counterparty”). Seller also may not beneficially own greater than 9.9% of issued and outstanding Shares following the Business Combination.

The Prepaid Forward Agreement provides that Seller shall be paid directly, out of the funds held in 8i’s Trust Account, a cash amount (the “Prepayment Amount”) a cash amount equal to (i) the Number of Shares underlying the Transaction as set forth in the Seller’s notice, multiplied by (ii) the per share redemption price (the “Redemption Price”) to be paid for redeemed shares in connection with the shareholders’ vote on the Business Combination.

In addition to the Prepayment Amount, Seller shall be paid directly from the Trust Account an amount equal to the product of 100,000 multiplied by the Redemption Price for the purpose of repayment of Seller purchasing in the open market prior to Closing, 100,000 Shares (the “Additional Purchased Shares”), which Shares shall not be included in the Number of Shares under the Prepaid Forward Agreement.

Seller may in its discretion sell Recycled Shares that Seller purchases, the effect of which is to terminate the Prepaid Forward Agreement in respect of such Recycled Shares sold (the “Terminated Shares”). The Counterparty shall be entitled to receive proceeds from such sales of Terminated Shares equal to the product of (x) the number of Terminated Shares multiplied by (y) the Reset Price. Following the Closing, the “Reset Price” will initially be $10.00 per Share, but will be adjusted on each of the first and eleventh scheduled trading day of each calendar month (each a “Reset Date”) commencing immediately following the Closing of the Business Combination to the lowest of (a) the then-current Reset Price, (b) $10.00 and (c) the greater of (x) $5.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and (y) the quotient of (I) the sum of the daily VWAP of the Shares of the Counterparty on each scheduled trading day during the ten scheduled trading day period ending, and including, the scheduled trading day immediately preceding the applicable Reset Date, divided by (II) ten (10); provided, however, that to the extent Counterparty sells, enters any agreement to sell or grants any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Shares or any securities of Counterparty or any of their respective subsidiaries which would entitle the holder thereof to acquire at any time Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares, at an effective price per share less than the then existing Reset Price, then the Reset Price shall be adjusted to equal such reduced price.

The maturity date of the Transaction (the “Maturity Date”) will be the earliest to occur of (a) the first anniversary of the Closing and (b) the date specified by Seller in a written notice to be delivered at Seller’s discretion (not earlier than the day such notice is effective) after any occurrence wherein during any 30 consecutive trading-day period, the dollar volume-weighted average price (the “VWAP Price”) of the Shares for 20 trading days is less than $3.00 per Share (a “VWAP Trigger Event”). Upon the occurrence of the Maturity Date, Counterparty is obligated to pay to Seller an amount equal to the product of (a) (x) the number of Recycled Shares less (y) the number of Terminated Shares multiplied by (b) $2.50 (the “Maturity Consideration”). The Maturity Consideration shall be payable by Counterparty, in cash or, at the option of Counterparty, Shares based on the daily VWAP Price over 30 trading days ending on (i) the Maturity Date to the extent the Shares used to pay the Maturity Consideration are freely tradable by Seller, or (ii) if not freely tradeable by Seller, one (1) trading day prior to the date on which the resale registration statement registering the Shares used to pay the Maturity Consideration becomes effective under the Securities Act. If Counterparty pays the Maturity Consideration in Shares, then Counterparty shall pay the Maturity Consideration on a net basis such that Seller retains a Number of Shares due to Counterparty upon the Maturity Date equal to the number of Maturity Consideration Shares payable to Seller, only to the extent the Number of Shares due to Counterparty upon the Maturity Date are equal to or more than the number of Maturity Consideration Shares payable to Seller, with any Maturity Consideration remaining due to be paid to Seller in newly issued Shares (such newly issued Shares, the “Excess Shares”). If Excess Shares issued as Maturity Consideration shall equate to 20% or more of the Counterparty’s outstanding Shares, then the Counterparty shall use reasonable efforts to obtain shareholder approval for the issuance of such Excess Shares to the extent required by the Exchange on which the Shares are then listed on or prior to the Maturity Date (the “Shareholder Approval”). If at the Maturity Date, (i) the number of Excess Shares equates to 20% or more of the Counterparty’s outstanding Shares, (ii) Shareholder Approval is required by the Exchange on which the Shares are then listed and (iii) the Counterparty fails to obtain the Shareholder Approval on or prior to the Maturity Date, then the Counterparty will pay such portion of the Merger Consideration that would have otherwise corresponded to the Excess Shares to Seller in cash. In addition to the Maturity Consideration, at Maturity Date, Seller will be entitled to retain a cash amount equal to the product of (y) the Number of Shares remaining in the Transaction multiplied by (z) the Redemption Price, and Seller will deliver to Buyer the Number of Shares that remain in the Transaction.

A break-up fee equal to (i) all of Seller’s actual out-of-pocket reasonable fees, costs and expenses relating to the Transaction (without a cap) plus (ii) $1,000,000 (collectively, the “Break-up Fee”) shall be payable, jointly and severally, by the Counterparty and EUDA to the Seller in the event (a) the Prepaid Purchase Agreement or the Transaction is terminated by either the Counterparty or EUDA, or (b) upon any Additional Termination Event (as defined in the Prepaid Forward Agreement), except where the Additional Termination Event occurred solely as a result of a failure of Seller to purchase the Maximum Number of Shares or a material breach of Seller’s obligations.

The Seller does not possess any redemption rights in respect of the Recycled Shares. In addition, the Seller may freely transfer or assign its rights under the Prepaid Forward Agreement.

The primary purpose of entering into the Forward Purchase Agreement is to help ensure that certain Nasdaq initial listing requirements will be met, and therefore increases the likelihood that the Business Combination will close.

The Definitive Proxy Statement is amended and supplemented on page 83 by adding the following to the “Proposal No. 1 – The Business Combination Proposal – Background of the Business Combination” section of the Definitive Proxy Statement:

On November 8, 2022, 8,195,770 shares were tendered for redemption in connection with the Meeting seeking shareholders’ vote for the Business Combination. On that same day, 8i’s Board considered additional options to ensure that there will be a minimum market value of unrestricted publicly held shares of at least $20.0 million at Closing to meet the Nasdaq Global Market’s listing requirements. After the redemption deadline at 5 p.m. on November 8, 8i received from Maxim Group, 8i’s underwriter for its IPO, proposed terms of a certain equity prepaid forward purchase transaction with certain institutional investor. On that same day, after consultation with management, 8i’s Board authorized management to terminate 8i’s Forward Share Purchase Agreement with Greentree dated November 1, 2022, and to negotiate with that institutional investor on certain equity prepaid forward purchase agreement, and enter into such agreement. On November 9, 2022, 8i entered into the Prepaid Forward Agreement with the institutional investor.

The Definitive Proxy Statement is amended and supplemented on page 117 by adding the following to the end of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of 8i – Contractual Obligations” section of the Definitive Proxy Statement (as revised by the First Supplement).

On November 9, 2022, 8i and Greentree entered into a Termination Agreement terminating the Forward Purchase Agreement.

The Definitive Proxy Statement is amended and supplemented on page 187 by replacing the last paragraph and table at the end of the “Beneficial Ownership of Securities – Pre & Post Business Combination” section of the Definitive Proxy Statement with the following:

The expected beneficial ownership of Ordinary Shares post-Business Combination under the header “Post-Business Combination—Assuming No Redemption” assumes none of the Public Shares having been redeemed.

	Pre-Business Combination		Post-Business Combination
	Ordinary Shares		Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	% of Outstanding Ordinary Shares	Number of Shares	%	Number of Shares	%
Directors and Executive Officers of 8i:
Meng Dong (James) Tan(2)	2,436,500	22.0%	5,387,850	17.2%	5,387,850	22.6%
Guan Hong (William) Yap	3,000	*	3,000	*	3,000	*
Ajay Rajpal	3,000	*	3,000	*	3,000	*
Alexander Arrow	3,000	*	3,000	*	3,000	*
Kwong Yeow Liew	3,000	*	3,000	*	3,000	*
All Directors and Executive Officers of 8i as a Group (5 Individuals)	2,448,500	22.1%	5,399,850	17.2%	5,399,850	22.7%
Five Percent Holders 8i:
8i Holdings 2 Pte. Ltd.(3)	2,141,250	19.3%	2,141,250	6.8%	2,141,250	9.0%
Meng Dong (James) Tan(2)	2,436,500	22.0%	5,387,850	17.2%	5,387,850	22.6%
Directors and Executive Officers of Combined Entity After Consummation of the Business Combination:
Wei Wen Kelvin Chen(4)	0	-	1,073,333	3.4%	1,073,333	4.5%
Steven John Sobak(5)	0	-	5,742	*	5,742	*
Daniel Tan	0	-	0	-	0	-
Thien Su Gerald Lim	0	-	0	-	0	-
David Francis Capes	0	-	0	-	0	-
Alfred Lim	0	-	0	-	0	-
Kim Hing Chan	0	-	0	-	0	-
All Directors and Executive Officers of Combined Entity as a Group (7 Individuals)	0		1,079,075	3.4%	1,079,075	4.5%
Five Percent Holders of Combined Entity After Consummation of the Business Combination:
Watermark Developments Limited(6)	0	-	9,660,000	30.8%	9,660,000	40.5%
8i Holdings 2 Pte. Ltd.(3)	2,141,250	19.3%	2,141,250	6.8%	2,141,250	9.0%
Meng Dong (James) Tan(2)	2,436,500	22.0%	5,387,850	17.2%	5,387,850	22.6%

* Less than 1%.

(1) Unless otherwise indicated, the business address of each of the shareholders is c/o 8i Acquisition 2 Corp., 6 Eu Tong Sen Street #08-13 Singapore 059817.

(2) Share amounts under both Post-Business Combination scenarios include (i) 292,250 shares underlying the Private Units, (ii) 146,125 shares underlying the warrants in the Private Units, (iii) 29,225 shares underlying the rights in the Private Units; and (iv) 2,776,000 shares as part of the Initial Consideration. Mr. Tan’s 500,000 ordinary shares (approximately 33.33%) of Watermark Developments Limited (“Watermark”), held through his two wholly-owned companies, 8i Capital Limited and 8i Enterprises Pte Ltd., will be redeemed at the time of the Business Combination; thus, he will not have any indirect ownership through Watermark after the Business Combination.

(3) Mr. Tan, the Company’s Chief Executive Officer and Chairman is the sole shareholder and director of 8i Holdings 2 Pte. Ltd. Mr. Tan has sole voting and dispositive power over the shares. The address for 8i 2 Holdings Limited is c/o 8i Acquisition 2 Corp., c/o 6 Eu Tong Sen Street #08-13 Singapore 059817.

(4) Dr. Kelvin Chen beneficially owns 100,000 ordinary shares of Watermark which as the sole shareholder of EUDA, will receive 9,660,000 Ordinary Shares at the closing of the Business Combination.

(5) Steven John Sobak beneficially owns 535 ordinary shares of Watermark, which as the sole shareholder of EUDA, will receive 9,660,000 Ordinary Shares at the closing of the Business Combination.

(6) 9,660,000 Purchaser Shares will be issued to Watermark Developments Limited, or any designee specified by Watermark Developments Limited, at closing of the Business Combination, of which at closing of the Business Combination (a) 25.6% are beneficially owned by Fan Pingli through Wilke Services Limited, at Suite 9, Ansuya Estate, Revolution Avenue Victoria, Mahe, Seychelles, (b) approximately 11.1% are beneficially owned by Kelvin Chen, through Interglobe Venture Inc, at Ground Floor, Coastal Building, Wickhams Cay II, PO Box 3169, Road Town, Tortola, British Virgin Islands, (d) approximately 10.9% are beneficially owned by Hartanto through Mount Locke Limited, at Suite 9, Ansuya Estate, Revolution Avenue Victoria, Mahe, Seychelles, (e) approximately 10.9% are beneficially owned by Koh Yong Pau through Pine Alliance Limited, at Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola VG 1110 British Virgin Islands, (f) approximately 10.9% are beneficially owned by Kng Pong Sai through Scotgold Holdings Limited, at Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola VG 1110 British Virgin Islands, and (g) approximately 10.9% are beneficially owned by Janic Pacific Limited, at Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola VG 1110 British Virgin Islands. The remaining shareholders of Watermark Developments Limited each own less than 5% of Watermark Developments Limited. The address of Watermark Developments Limited is c/o Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

Whether or not you plan to participate in the Meeting, please complete, date, sign and return the enclosed proxy card without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Meeting no later than the time appointed for the Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your Ordinary Shares online if you subsequently choose to participate in the Meeting via teleconference. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Meeting, you must obtain a proxy issued in your name from that record. Only shareholders of record at the close of business on the record date may vote at the Meeting or any adjournment or postponement thereof. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not participate in the Meeting, your shares will not be counted for purposes of determining whether a quorum is present at, and the number of votes voted at, the Meeting.

NO ACTION IN CONNECTION WITH THIS PROXY SUPPLEMENT IS REQUIRED BY ANY SHAREHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY AND WHO DOES NOT WISH TO REVOKE OR CHANGE THAT PROXY. THE RECORD DATE FOR THE SPECIAL MEETING OF SHAREHOLDERS HAS NOT CHANGED.

You may revoke a proxy at any time before it is voted at the Meeting by executing and returning a proxy card dated later than the previous one, by participating in the Meeting via teleconference and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation to Advantage Proxy, P.O. Box 13581, Des Moines, WA 98198 Attention: Karen Smith, Telephone: 877-870-8565, that is received by the proxy solicitor before we take the vote at the Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.